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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 23, 2002 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 into the Company's previously filed Registration Statement Files Nos. 2-94541, 33-30454, 33-65391, 333-16471, 333-46904,
333-48718, 333-49553, 333-92291, 333-65218, and 333-73856.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 25, 2002